UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[   ] Definitive Information Statement

MAMMATECH CORPORATION
(Name of Registrant As Specified In Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

MAMMATECH CORPORATION
233 North Garrand
Rantoul, IL 61866

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on ____________, 2011 (the “Record Date”), of shares of the common stock with voting power of Mammatech Corporation, a Florida corporation (the “Company”), that our Board of Directors and the majority shareholders of approximately 59.23% of our common stock with voting power as of the Record Date have giving written consent as of May 5, 2011, to approve the following:

(1)

To Forward Split all out standing shares of the Corporation’s common stock on a 3 for 1 basis.

(2)

To reset authorized capital stock at 500,000,000 shares, of which 300,000,000 shares shall be Common stock, par value $0.0001, and 200,000,000 shares shall be preferred stock, par value $0.0001, and to give the Board of Directors the power to fix by resolution the rights, preferences and privileges of preferred stock; and

(3)

To amend the Company’s Articles of Incorporation to change the Company’s name to “Dynamic Energy Alliance Corporation”

These actions were approved effective as of May 5, 2011, by our Board of Directors and the shareholders who hold a majority of our issued and outstanding voting securities. We anticipate an effective date of __________, 2011, or as soon thereafter as practicable in accordance applicable law, including the Florida General Corporation Law (“FGCL”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is being first mailed to you on or about _________, 2011.

Please feel free to call us at (901) 825-0673 should you have any questions on the enclosed Information Statement.

Date:

________, 2011

For the Board of Directors of

MAMMATECH CORPORATION

By: /s/ James Michael Whitfield

______________________________

James Michael Whitfield

Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

MAMMATECH CORPORATION
233 North Garrand
Rantoul, IL 61866

INFORMATION STATEMENT
(Preliminary)

___________, 2011

COPIES OF COMMUNICATIONS TO:
Davis & Associates
Attn: Donald G. Davis, Esq.
PO Box 12009
Marina Del Ray. CA 90295
Phone: 310-823-8300
Fax: 310-301-3370

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.0001 per share (the “Common Stock”), of Mammatech Corporation, a Florida Corporation (the “Company”), at ___________, 2011, to notify such Stockholders that on or about May 5, 2011, the Company received written consents from ten (10) holders of a total of 14,953,881 shares representing approximately 59.23% of the total 25,246,392 issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”), approving resolutions authorizing:

1.  The Forward Split all out standing shares of the Corporation’s common stock on the basis of 3 new (post-split) shares of common stock for 1 share of old (pre-split) common stock.

2. To amend the Company’s Articles of Incorporation to fix the authorized capital stock of the Company at 500,000,000 shares, of which 300,000,000 shares shall be Common stock, par value $0.0001, and 200,000,000 shares shall be preferred stock, par value $0.0001; and to give the Board of Directors the power to set by resolution the rights, preferences and privileges of preferred stock, subject to compliance with Florida Corporate law; and

3.  To amend the Company’s Articles of Incorporation to change the Company’s name to “Dynamic Energy Alliance Corporation”

Effective May 5, 2011, the Board of Directors also approved the above actions.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Florida, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective on or after 20 days following the mailing of this Information Statement to the Stockholders, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholders, on May 5, 2011, the Company had 25,246,392 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On May 5, 2011, the holders of 14,953,881 shares (or approximately 59.23% of the 25,246,392 shares of Common Stock then outstanding) executed and delivered to the Company written consents approving the actions. As the actions were approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Florida law provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.  The resolutions have been adopted by a Majority Stockholders by written consent in accordance with Florida law.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Florida Law, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein. As of the Record Date, the Company had 25,246,392 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting Majority Stockholders are the record and beneficial owners of a total of 14,953,881 shares of the Company’s common stock, which represents approximately 59.23% of the total number of voting shares. The consenting Majority Stockholders voted in favor of the actions described herein in a written consent, dated May 5, 2011. No consideration was paid for the consent. The consenting stockholders’ name, affiliation with the Company if any, and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Owners	Percentage of Class (2)

Common Stock	James Michael Whitfield	1,852,460	7.34%
Common Stock	Karl Johnson	984,562	3.90%
Common Stock	Charles R. Cronin Jr.	2,000,000	7.92%
Common Stock	Harvey Dale Cheek	671,315	2.66%
Common Stock	Dr. Earl Beaver	285,294	1.13%
Common Stock	Select Contracts Canada, Inc. (Fiona Sutton)	1,000,000	3.96%
Common Stock	Tracy Williams	1,600,250	6.34%
Common Stock	Larson Lee Elmore	2,480,000	9.82%
Common Stock	W.E. Trust (Tracy Williams, Trustee)	2,480,000	9.82%
Common Stock	Developer, Operator, Management South, Inc. (Michael Specchio)	1,600,000	6.34%

Common Stock	All Beneficial Owners	14,953,881	59.23%

(1)

Name and Address of Beneficial Owners

(a)

Mr. James Michael Whitfield is located at: 1311 Bridgepointe Drive, Collierville, TN 38017. Mr. Whitfield is also an officer and director of the Company.

(b)

Mr. Karl Johnson is located at: 381 Honduras, Memphis, TN 38109. Mr. Johnson is also an officer and director of the Company.

(c)

Mr. Charles R. Cronin, Jr. is located at: 1912 Maya Pradera Lane, Moorepark, CA 93021. Mr. Cronin is also a director of the Company.

(d)

Mr. Harvey Dale Cheek is located at: 690 America’s Cup Cove, Alpharetta, GA 30005. Mr. Cheek is also a director of the Company.

(e)

Dr. Earl Beaver is located at: 14500 White Birch Valley Lane, Chesterfield, MO 63017. Dr. Beaver is also a director of the Company.

(f)

Select Contracts Canada, Inc., controlled by Ms. Fiona Sutton, is located at: 217-2063 Lake Placid Rd., Whistler, B.C., Canada V0N1B2. Ms. Sutton is a director of the Company.

(g)

Mr. Tracy Williams, is located at: 2019 Finsbury Cove, Cordova, TN 38016. Mr. Williams is also an officer and director of the Company.

(h)

Mr. Larson Lee Elmore is located at: 275 Ridgecrest Dr. Arlington, TN 38002. Mr. Elmore is a beneficial owner of more than 5% of the Company (affiliate) and a Consultant to the Company.

(i)

W.E. Trust, Tracy Williams, Trustee, is located at: 275 Ridgecrest Dr. Arlington, TN 38002. The W.E. Trust is a beneficial owner of more than 5% of the Company (affiliate).

(j)

Developer, Operator, Management South, Inc., controlled by Mr. Michael Specchio, is located at: 26765 Martinique Dr., Orange Beach AL 36561. Developer, Operator, Management South, Inc. is a beneficial owner of more than 5% of the Company (affiliate).

(2)

Percentage by Class

Beneficial ownership is calculated based on 25,246,392 shares of common stock issued and outstanding as of May 4, 2011. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

The actions and amendments to the Company’s Articles of Incorporation approved by the Board of Directors and the Majority Stockholders are as follows:

(1)

ACTION: To Forward Split all out standing shares of the Corporation’s common stock on the basis of 3 new (post-split) shares of common stock for 1 share of old (pre-split) common stock.

Our Board of Directors believes that a more active public trading market for our shares will result by this forward split of our shares, whereby each one outstanding share will become three post split outstanding shares. This will triple the total shares we have outstanding, and likely at the same time reduce significantly the current market price for our shares, since each post split share will represent only 1/3 rd of the interest currently represented by one share of old (pre-split) common stock of our corporation.

This forward split will be implemented by amending the Articles of Incorporation as set forth in Exhibit A hereto

(2)

ACTION: To amend the Company’s Articles of Incorporation to fix the authorized capital stock of the Company at 500,000,000 shares, of which 300,000,000 shares shall be Common stock, par value $0.0001, and 200,000,000 shares shall be preferred stock, par value $0.0001; and to give the Board of Directors the power to set by resolution the rights, preferences and privileges of preferred stock, subject to compliance with Florida Corporate law.

On May 5, 2011, the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s Articles of Incorporation, to fix the authorized capital stock of the Company at 500,000,000 shares, of which 300,000,000 shares shall be Common stock, par value $0.0001, and 200,000,000 shares shall be preferred stock, par value $0.0001; and to give the Board of Directors the power to set by resolution the rights, preferences and privileges of preferred stock, subject to compliance with Florida Corporate law.  The Majority Stockholders also approved this amendment effective May 5, 2011.

The Board believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for business purposes, including   possible future equity financings, debt conversions and/or stock based acquisitions.  There are no current plans for any such transactions at this date.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock (post the forward stock split).  However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the future issuance of additional shares of Common Stock would reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company that might dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offered an above-market premium that was favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to persons allied with  Company management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares with respect to the total authorized shares of the Company than they presently own, and would have their percentage ownership in the Company diluted as a result of any future issuances by the Company.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock, which will be authorized by this amendment.

The rights being granted to our Board of Directors to designate the rights and preferences of the preferred stock as needed from time to time management believes will provide a  better corporate and capital structure conducive for potential acquisitions and financings.  At this time we do not have any specific acquisitions or financings negotiated or targeted; however, we do want to have the proper corporate structure in place in the event that we locate an opportunity for an acquisition or financing in the future.

The designations and the powers, preferences, and rights and the qualifications, limitations, or restrictions thereof of the Preferred Stock shares will be determined by our Board of Directors and will be issued from time to time in one or more series.  The shares of each series will have such voting powers and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions as are stated in the resolution providing for the issue of such series adopted by our Board of Directors.

The authority being granted to our Board of Directors will be subject to limitations prescribed by law, and may with respect to each series include, particular series designation, including any applicable provisions pertaining to whether or not the series is convertible, offers dividends, redemption times and price, voting rights of each series, restrictions of the issue or reissue of any additional Preferred Stock, and the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of our assets. The holders of any such series and class of preferred stock and our outstanding common stock shall be entitled to vote together and not as a separate class except as specifically provided by subsequent resolution or resolutions of our Board of Directors or as otherwise required by law.

The amendment also states that the Board may issue and dispose of any of the authorized and unissued shares of Common or Preferred Stock for such consideration not less than par value, as may be fixed from time to time by the Board without action by the stockholders, and that the may provide for payment for share issuance in cash, property, or services.

These proposed amendments to the Certificate of Incorporation are included in Exhibit A hereto.

(3)

ACTION: To amend the Company’s Articles of Incorporation to change the Company’s name to “Dynamic Energy Alliance Corporation”

On May 4, 2011, our Board of Directors approved an amendment to our Articles of Incorporation (the “Articles”), to change our name to “Dynamic Energy Alliance Corporation”  The Majority Stockholders approved the Restated Articles pursuant to a written consent effective May 4, 2011.

The Board and the Majority Stockholders believe that the name, “Dynamic Energy Alliance Corporation” more accurately reflects our business and operations going forward.

This proposed amendment to the Certificate of Incorporation is included in Exhibit A hereto.

Effective Date of Amendments to Articles

The Amendments to the Company’s Articles of Incorporation will take effect on an “effective date” still to be designated by our Chief Executive Officer, on or after the 20th day after the mailing of this Information Statement to our stockholders, and only after the name change and forward split of our stock has been cleared to go into effect by FINRA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on May 5, 2011 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Title of Class	Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Owners	Percentage of Class (2)

Common Stock	James Michael Whitfield	1,852,460	7.34%
Common Stock	Karl Johnson	984,562	3.90%
Common Stock	Charles R. Cronin Jr.	2,000,000	7.92%
Common Stock	Harvey Dale Cheek	671,315	2.66%
Common Stock	Dr. Earl Beaver	285,294	1.13%
Common Stock	Select Contracts Canada, Inc. (Fiona Sutton)	1,000,000	3.96%
Common Stock	Tracy Williams	1,600,250	6.34%
Common Stock	Larson Lee Elmore	2,480,000	9.82%
Common Stock	W.E. Trust, (Tracy Williams, Trustee)	2,480,000	9.82%
Common Stock	Developer, Operator, Management South, Inc. (Michael Specchio)	1,600,000	6.34%

Common Stock	All Beneficial Owners	14,953,881	59.23%

(1)

The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

(2)

Based on 25,246,392 shares of common stock outstanding as of May 5, 2011.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Florida General Corporation Law, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders and after clearance by FINRA.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on ___________, 2011.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on _______, 2011, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about ____________, 2011 to all Stockholders of record as of that date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date:

May 10, 2011

For the Board of Directors of

MAMMATECH CORPORATION

By: /s/ James Michael Whitfield

______________________________

James Michael Whitfield

Chief Executive Officer

and Director

EXHIBIT A

AMENDMENTS APRROVED AND TO BE MADE

TO

THE ARTICLES OF INCORPORATION

OF

MAMMATECH CORPORATION

AMENDMENT TO ARTICLE I

“ARTICLE 1. NAME.  The Name of the Corporation shall be Dynamic Energy Alliance Corporation”

AMENDMENT TO ARTICLE IV

“ARTICLE IV.  CAPITAL STOCK.

A.  On the “Effective Date”, the authorized, issued and outstanding shares of this Corporation’s Common Stock, par value $0.0001 per share (the “Old Common Stock”), authorized, outstanding or held as treasury shares as of the open of business on the Effective date, shall automatically and without any action on the part of the holders of the Old Common Stock, be forward split on a three (3) for one (1) basis, so that every one (1) share of the Old Common Stock shall be converted and reconstituted as “three” shares of new post forward split Common Stock, par value $0.0001 per share (the “New Common Stock”).”

B.   The total number of shares of capital stock which this Corporation shall have the authority to issue is Five Hundred Million Shares (500,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Preferred Stock having a par value of $0.0001 per share, and Three Hundred Million (300,000,000) shares of Common Stock having a par value of $0.0001 per share.”

C.   The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of this Corporation; and express authority is hereby granted to the Board of Directors of the Corporation to take such action. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

(a)

The designation of such series.

(b)

The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

(c)

Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices, and other terms and conditions of such redemption.

(d)

The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

(e)

Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

(f)

The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

(g)

The restrictions, if any, on the issue or reissue of any additional Common or Preferred Stock.

(h)

The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of the Corporation (“Liquidation Preferences”).

D.  Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of any such series and class of stock shall vote together and not as a separate class except as specifically provided by subsequent resolution or resolutions of the Board of Directors or as otherwise required by law. Subject to such restrictions as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Common or Preferred Stock, any amendment to the Articles of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the stock of the Corporation entitled to vote for the election of directors.

E.  The Corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common or Preferred Stock for such consideration not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefore to be received by the Corporation in cash, property, or services. Any and all such shares of the Common or Preferred Stock of the Corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.”